UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2007

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 4, 2007, Navistar International Corporation (the "company") announced that it entered into a commitment letter dated January 3, 2007 (the "Commitment Letter"), with J.P. Morgan Chase Bank, N.A., J.P. Morgan Securities Inc. (collectively, “JPMorgan”), Credit Suisse and Credit Suisse Securities (USA) LLC (collectively, “Credit Suisse”), Banc of America Securities LLC and Banc of America Bridge LLC (collectively, “BofA”) and Citigroup Global Markets Inc. and Citigroup North America, Inc. (collectively “Citigroup”, together with Credit Suisse, JPMorgan and BofA, the “Lenders”) under which the Lenders have committed, subject to the terms and conditions set forth in the Commitment Letter, to provide the company with a 5 year senior unsecured term loan facility and synthetic revolving facility in an aggregate principal amount of $1,300,000,000 (the "Loan Facility"). The Loan Facility will be guaranteed by International Truck and Engine Corporation, the principal operating subsidiary of the company. To the extent the Loan Facility is funded, the company will have to pay certain fees, the total of which the company does not believe would be material to its financial position or results of operations.

The Loan Facility will accrue interest at a rate equal to an adjusted LIBOR rate plus a spread. The spread, which will be based on the company’s credit ratings in effect from time to time, ranges from 350 basis points to 425 basis points.

The proceeds of the Loan Facility will be used to repay the remaining amount outstanding under the company’s existing senior unsecured $1.5 billion credit agreement. The commitment by the Lenders to provide the Loan Facility is subject to, among other things, execution of a formal loan agreement and other loan documentation and opinions of counsel acceptable to JP Morgan and its counsel, the provision of certain monthly and "Quarterly and Annual" financial reporting information in respect of the company and its consolidated subsidiaries in a form acceptable to JP Morgan, receipt of requisite governmental and third party approvals and the satisfaction of other customary conditions precedent for financings of this type. A copy of the press release announcing this commitment is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c)	Exhibits

	Exhibit No.	Description	Page

	99.1	Press Release dated January 4, 2007	E-1

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions , including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006. In addition, the financial information presented in this report is preliminary and unaudited and is subject to change based on the completion of our on-going review of accounting matters, the completion of our fiscal year 2005 and 2006 annual financial statements and the completion of the restatement of our financial results for the fiscal years 2002 through 2004 and for the first nine months of fiscal 2005. It is likely that the process of restating the prior year financial statements will require changes to the company’s financial statements for2005 and 2006 due to revised application of certain accounting principles and methodologies that individually or in the aggregate may be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: January 4, 2007	/s/ William A. Caton
William A. Caton Executive Vice President and Chief Financial Officer